         As filed with the Securities and Exchange Commission on October 2, 1998
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                     SCIENTIFIC TECHNOLOGIES INCORPORATED

            (Exact name of registrant as specified in its charter)


                    Oregon                      77-0170363
                    ------                      ----------
        (State or other jurisdiction of      (I.R.S. Employer
         incorporation or organization)    Identification Number)

                             6550 Dumbarton Circle
                              Fremont, CA  94555
                                (510) 608-3400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                1997 STOCK PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                             ---------------------

                               Joseph J. Lazzara
                     President and Chief Executive Officer
                             6550 Dumbarton Circle
                              Fremont, CA  94555
                                (510) 608-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   Copy to:

                          Patrick J. Schultheis, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304

================================================================================

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                              Proposed        Proposed
                                                              Maximum         Maximum
                                                Amount        Offering        Aggregate        Amount of
        Title of Securities                     to be          Price          Offering        Registration
         to be Registered                     Registered      Per Share        Price              Fee
-------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per              34,000        $7.618 (1)    $   259,025         $   77
 share) to be issued upon exercise of
 options granted under the 1997 Stock
 Plan
-------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per             966,000        $7.500 (2)    $ 7,245,000         $2,138
 share) reserved for issuance under the
 1997 Stock Plan
-------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per              13,490        $8.102 (3)    $   109,300         $   33
 share) to be issued upon exercise of
 options granted under the 1997
 Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per             586,510        $6.375 (4)    $ 3,739,002         $1,103
 share) reserved for issuance pursuant
 to the 1997 Employee Stock
 Purchase Plan
-------------------------------------------------------------------------------------------------------------
     Total                                   1,600,000                      $11,352,327         $3,351
=============================================================================================================

(1) Under the 1997 Stock Plan (the "PLAN"), 34,000 shares are subject to outstanding options to purchase the Company's Common Stock. The Proposed Maximum Offering Price Per Share ("PMOPPS") with respect to such 34,000 shares was calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "SECURITIES ACT") by reference to the exercise price of such options. The weighted average exercise price of such 34,000 shares subject to outstanding options under the Plan is $7.618.
(2) Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee. The PMOPPS was determined by reference to the fair market value of the Common Stock or the average of the high and low sale prices reported on the Nasdaq National Market on October 1, 1998 (the "FMV").
(3) A total of 13,490 shares have been issued to employees of the Company pursuant to the 1997 Employee Stock Purchase Plan (the "ESPP"), at a weighted average purchase price of $8.102. The PMOPPS with respect to such 13,490 shares was calculated pursuant to Rule 457(h) of the Securities Act by reference to such weighted average per share purchase price.
(4) Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee. The PMOPPS was determined to be 85% of the FMV of such shares.

                     SCIENTIFIC TECHNOLOGIES INCORPORATED

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Scientific Technologies Incorporated (the "REGISTRANT") with the Securities Exchange Commission (the "COMMISSION") are hereby incorporated by reference into this Registration Statement:

          a)   The Registrant's Annual Report on Form 10-K filed pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on 3/26/98.

          b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 002-90344) pursuant to Section 12 of the Exchange Act, including any amendment or report filed updating such description.

          c) All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Articles of Incorporation provide for indemnification of the Registrant's directors against claims made by the Registrant or its shareholders for monetary damages relating to a director's conduct in his capacity as a director to the fullest extent permitted by the Oregon Business Corporation Act.

          The Registrant's Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including all appeals), by reason of or arising from the fact that the person is or was a director or officer of the Registrant or one of its subsidiaries, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if (i) the person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, or (ii) the act or omission giving rise to such action, suit or proceeding is ratified, adopted or confirmed by the Registrant or one of its subsidiaries or the benefit thereof received by the Registrant or one of its subsidiaries. Furthermore, the Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter by or in the right of the Registrant as to which such person shall have been adjudged to be liable for gross negligence or deliberate misconduct in the performance of that person's duty to the Registrant, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Indemnification under the Registrant's Bylaws shall be made upon the determination by any one of the following that the person to be indemnified has met the applicable standard of conduct set forth therein: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to an action, suit or proceeding relating to such indemnification claim;
(b) if a quorum under paragraph (a) above is not obtainable, or, even if obtainable a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders by the vote of a majority of a quorum of the shares entitled to vote; or (d) by the court in which the action, suit or proceeding relating to such indemnification claim is or was pending upon application by the Registrant or the agent, attorney or other person rendering services in connection with the defense, whether or not the Registrant opposes the application by the attorney, agent or other person.

          The Registrant's Bylaws further provide that, to the extent a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding relating to such indemnification, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with such defense.

          Finally, any officer or director who desires to be indemnified under the Registrant's Bylaws shall promptly notify the Registrant that the person has been named a defendant in an action, suit or proceeding of a type referred to in the Registrant's Bylaws, and intends to rely upon the right of indemnification described therein. The notice shall be in writing and mailed, by registered or certified mail, to the President of the Registrant at the principal office of the Registrant or, in the event the notice is from the President, to the Board of Directors. Failure to give the notice as set forth in such Bylaws shall entitle the Board of Directors of the Registrant by a majority vote of a quorum to make a determination that such failure was prejudicial to the

Registrant and that the right to indemnification referred to in the Registrant's Bylaws shall be denied in its entirety or reduced in amount.

          In addition to the foregoing, the Registrant has entered into indemnification agreements with its directors and executive officers providing indemnification for such persons beyond that set forth in the Registrant's Bylaws, and intends to enter into such indemnification agreements with any new directors and executive officers in the future.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement (see
Exhibit Index below).

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Fremont, State of California, on October 1, 1998.

                     SCIENTIFIC TECHNOLOGIES INCORPORATED

                              By:   /s/ Joseph J. Lazzara
                                   ---------------------------------------------
                                   Joseph J. Lazzara,
                                   President, Chief Executive Officer, Treasurer
                                    and Director

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph J. Lazzara and Richard O. Faria, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                   TITLE                      DATE
---------------------------  ----------------------------------   --------------
 /s/ Anthony R. Lazzara      Chairman of the Board and Director   October 1, 1998
---------------------------
     Anthony R. Lazzara

 /s/ Joseph J. Lazzara       President, Chief Executive           October 1, 1998
---------------------------  Officer, Treasurer and Director
     Joseph J. Lazzara       (Principal Executive and Financial
                             Officer)

 /s/ James A. Lazzara        Vice President, Secretary and        October 1, 1998
---------------------------  Director
     James A. Lazzara

 /s/ Richard O. Faria        Vice President, Finance and          October 1, 1998
---------------------------  Administration (Principal
     Richard O. Faria        Accounting Officer)

 /s/ James A. Ashford        Vice President and Director          October 1, 1998
---------------------------
     James A. Ashford

 /s/ Carl H. Frei            Director                             October 1, 1998
---------------------------
     Carl H. Frei

 /s/ Bernard J. Ploshay      Director                             October 1, 1998
---------------------------
     Bernard J. Ploshay

                               INDEX TO EXHIBITS


Exhibit
Number    Description
------    -----------

* 4.1     Certificate of Incorporation of the Registrant

* 4.2     Bylaws of the Registrant

  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 10.1     1997 Stock Plan and Form of Stock Option Agreement thereunder.

 10.2 1997 Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

 23.1 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 24.1     Power of Attorney (see page II-5).
_______________________
* Incorporated by reference to the Registrant's Form 10-K for the year ended December 31, 1988.

All other exhibits for which provision is made in Item 601 of Regulation S-K of the Securities Act are either not required under the instructions related thereto or are inapplicable, and therefore have been omitted.